EXHIBIT 99.g


                                   EXHIBIT (g)
                     Amended Schedule B of Custody Agreement

                                     Amended
                                   SCHEDULE B
                              TO CUSTODY AGREEMENT

Pursuant to paragraphs 1(h) of the Agreement, the following portfolio(s) of Sit Mutual Funds, Inc. have been created by the Fund and will be subject to the Agreement.

Dated as of December 15, 2003

     Sit International Growth Fund (series A)
     Sit Balanced Fund (series B)
     Sit Developing Markets Growth Fund (series C)
     Sit Small Cap Growth Fund (series D)
     Sit Science and Technology Growth Fund (series E)
     Sit Dividend Growth Fund (series G)



IN WITNESS WHEREOF, the Custodian and Sit Mutual Funds Inc. have caused this Amended Schedule B to the Custody Agreement dated as of July 1, 1999 between the Custodian and Sit Mutual Funds Inc. to be executed as of December 15, 2003.






THE NORTHERN TRUST COMPANY                  SIT MUTUAL FUNDS, INC.


By:                                         By:
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Its                                         Its
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Date                                        Date
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